Exhibit 99.1

(1)         Represents distributions made by the trustee of the Millennium Custodial Trust established in March 2010 in accordance with the third Amended Joint Chapter 11 Plan of Reorganization for the LyondellBasell Debtors (the “Plan”), to holders of certain participation rights (including the Stone Tower Holders and certain of the Apollo Funds (each as defined in (2) below)), which were received by such holders pursuant to the Plan in respect of certain allowed claims against various former affiliates of Lyondell Chemical Company whose assets were liquidated in accordance with the Plan and the agreement governing the Millennium Custodial Trust.  The distributions were made from certain entities indirectly held by the Millennium Custodial Trust.  The reporting persons had no control over the trust or the distribution, including with respect to the amount of shares distributed or the timing of the distribution.  The number of shares distributed to the reporting persons was based on a formula approved in connection with the Plan in which the value of each ordinary share was fixed at $17.61 per share.

(2)         The amount reported includes an aggregate of 153,694,780 ordinary shares of LyondellBasell Industries N.V. (the “Issuer”), of which (a) 3,064,322 shares are owned of record by ACLF/Lyondell S.à.r.l. (“ACLF/Lyondell”); (b) 2,808,278 shares are owned of record by ACLF Co-Invest/Lyondell S.à.r.l. (“ACLF Co-Invest”); (c) 70,438,759 shares are owned of record by LeverageSource Holdings Series III (Lux) S.à.r.l. (“LeverageSource Series III”); (d) 76,814,491 shares are owned of record by LeverageSource XI (N), L.P. (“LeverageSource N”); (e) 508,106 shares are owned of record by AIE Eurolux S.à.r.l. (“AIE Eurolux”), (f) 22,181 shares are owned of record by LeverageSource XI S.à.r.l. (“LS XI”); (g) 34,325 shares are owned of record by LeverageSource III S.à.r.l. (“LS III”), (h) 2,762 shares are owned of record by LeverageSource Holdings, L.P. (“LS Holdings”); (i) 1,451 shares are owned of record by ACLF Co-Investment Fund, L.P. (“Co-Investment Fund”), (j) 82 shares are owned of record by Apollo Credit Funding I Ltd. (“Apollo CF I”), and (k) 23 shares are owned of record by Stone Tower CDO II Ltd. (“Stone Tower CDO”).  ACLF/Lyondell, ACLF Co-Invest, LeverageSource Series III, LeverageSource N, AIE Eurolux, LS XI, LS III, LS Holdings and Co-Investment Fund are referred to collectively in this report as the “Apollo Funds.”  Apollo CF I and Stone Tower CDO are referred to collectively in this report as the “Stone Tower Holders.”

Apollo Credit Liquidity Management, L.P. (“ACL Management”) serves as the investment manager for ACLF/Lyondell.  The general partner of ACL Management is Apollo Credit Liquidity Management GP, LLC (“ACL Management GP”).

The sole shareholder of ACLF Co-Invest is Co-Investment Fund.  The general partner of Co-Investment Fund is Apollo Credit Liquidity Advisors, L.P. (“ACL Advisors”).  Apollo Credit Liquidity Capital Management, LLC (“ACL Capital Management”) is the general partner of ACL Advisors.  The sole member of ACL Capital Management is Apollo Principal Holdings II, L.P. (“Principal II”).  The general partner of Principal II is Apollo Principal Holdings II GP, LLC (“Principal II GP”).

LeverageSource Management, LLC (“LeverageSource Management”) serves as the investment manager for LeverageSource Series III.  The sole member of LeverageSource Management is Apollo Management VII, L.P. (“Management VII”).  The general partner of Management VII is AIF VII Management, LLC (“AIF VII LLC”).  Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of AIF VII LLC.  Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.

Sand Holdings S.à.r.l. (“Sand Holdings”) is the sole shareholder of LS XI.  LeverageSource III, L.P. (“LS III LP”) is the sole shareholder of LS III.  LS III GP LLC (“LS III GP”) is the general partner of LS III LP.  LS Holdings is the sole shareholder of Sand Holdings and the sole member and manager of

LS III GP.  LeverageSource Holdings GP, LLC (“LeverageSource Holdings GP”) serves as the general partner of LS Holdings and as the investment manager for LeverageSource N.  The sole member of LeverageSource Holdings GP is LeverageSource, L.P. (“LeverageSource LP”).  Apollo Advisors VI (EH), L.P. (“Advisors VI (EH)”) and Apollo Advisors VII (EH), L.P. (“Advisors VII (EH)”) are each general partners of LeverageSource LP and have the authority to make decisions on behalf of LeverageSource LP that are related to the investment in the Issuer.  The general partner of Advisors VI (EH) is Apollo Advisors VI (EH-GP), Ltd. (“Advisors VI (EH-GP)”), and the general partner of Advisors VII (EH) is Apollo Advisors VII (EH-GP), Ltd. (“Advisors VII (EH-GP)”).  The sole shareholder of each of Advisors VI (EH-GP) and Advisors VII (EH-GP) is Apollo Principal Holdings III, L.P. (“Principal Holdings III”), and the general partner of Principal Holdings III is Apollo Principal Holdings III GP, Ltd. (“Principal Holdings III GP”).

Apollo Europe Management, L.P. (“Apollo Europe”) serves as the investment manager for AIE Eurolux.  AEM GP, LLC (“AEM GP”) is the general partner of Apollo Europe.

Apollo ST Fund Management LLC (“Apollo ST Management”) serves as the investment manager for Apollo CF I.  Stone Tower Operating LP (“ST Operating”) is the sole member of Apollo ST Management.  The general partner of ST Operating is Stone Tower Capital LLC (“ST Capital”).

Apollo ST Debt Advisors LLC (“ST Debt Advisors”) serves as the investment manager of Stone Tower CDO.  ST Management Holdings LLC (“ST Management Holdings”) is the sole member of ST Capital and of ST Debt Advisors.

Apollo Capital Management, L.P. (“Capital Management”) is the sole member of ACL Management GP and ST Management Holdings, and the sole member and manager of AEM GP.  The general partner of Capital Management is Apollo Capital Management GP, LLC (“Capital Management GP”).  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Capital Management GP.  Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.

Leon Black, Joshua Harris and Marc Rowan are the managers, as well as principal executive officers, of Management Holdings GP, the managers of Principal II GP, and the directors of Principal Holdings III GP.  Each of the Apollo Funds, the Stone Tower Holders, ACL Management, ACL Management GP, ACL Advisors, ACL Capital Management, Principal II, Principal II GP, LeverageSource Management, Management VII, AIF VII LLC, Apollo Management, Management GP, Sand Holdings, LS III LP, LS III GP, LeverageSource Holdings GP, LeverageSource LP, Advisors VI (EH), Advisors VI (EH-GP), Advisors VII (EH), Advisors VII (EH-GP), Principal Holdings III, Principal Holdings III GP, Apollo Europe, AEM GP, Apollo ST Management, ST Operating, ST Capital, ST Debt Advisors, ST Management Holdings, Capital Management, Capital Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Issuer’s ordinary shares owned of record by any of the Apollo Funds, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address for each of ACLF/Lyondell, ACLF Co-Invest, LeverageSource Series III, AIE Eurolux, LS III, LS XI and Sand Holdings is 44, Avenue John F. Kennedy, L-1885, Luxembourg.  The address for each LeverageSource N, LeverageSource LP, Advisors VI (EH), Advisors VI (EH-GP), Advisors VII

(EH), Advisors VII (EH-GP), Principal Holdings III and Principal Holdings III GP is c/o Intertrust Corporate Services (Cayman) Limited, 87 Mary Street, George Town, Grand Cayman, KY1-9005.  The address for each of the Stone Tower Holders is c/o Deutsche Bank (Cayman) Limited, Boundary Hall, Cricket Square, P.O. Box 1984, George Town, Grand Cayman KY1-1104, Cayman Islands.  The address for each of Co-Investment Fund, ACL Advisors, ACL Management, ACL Management GP, Principal II, Principal II GP, LeverageSource Management, LS III LP, LS III GP, LS Holdings and LeverageSource Holdings GP is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address for each of ACL Capital Management, Apollo Europe, AEM GP, ST Management, ST Debt Advisors, ST Operating, ST Capital, ST Management Holdings, Management VII, AIF VII LLC, Apollo Management, Management GP, Capital Management, Capital Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan is 9 W. 57th Street, 43rd Floor, New York, New York 10019.